Exhibit 99.1

FedEx Corp. Reports First Quarter Results

Announces Fiscal 2023 Cost Savings Actions of $2.2-2.7 Billion

Announces Program to Accelerate Progress Towards $4.0 Billion Cost Savings

by 2025 Under “Deliver Today, Innovate for Tomorrow” Strategy

MEMPHIS, Tenn., September 22, 2022 ... FedEx Corp. (NYSE: FDX) today reported the following consolidated results for the first quarter ended August 31 (adjusted measures exclude the items listed below for the applicable fiscal year):

	Fiscal 2023		Fiscal 2022
	As Reported (GAAP)	Adjusted (non-GAAP)	As Reported (GAAP)	Adjusted (non-GAAP)
Revenue	$23.2 billion	$23.2 billion	$22.0 billion	$22.0 billion
Operating income	$1.19 billion	$1.23 billion	$1.40 billion	$1.49 billion
Operating margin	5.1%	5.3%	6.4%	6.8%
Net income	$875 million	$905 million	$1.11 billion	$1.19 billion
Diluted EPS	$3.33	$3.44	$4.09	$4.37

This year’s and last year’s quarterly consolidated results have been adjusted for:

Impact per diluted share	Fiscal 2023	Fiscal 2022
Business optimization costs	$0.07	$ —
Business realignment costs	0.04	0.19
TNT Express integration expenses	—	0.08

“We’re moving with speed and agility to navigate a difficult operating environment, pulling cost, commercial, and capacity levers to adjust to the impacts of reduced demand,” said Raj Subramaniam, FedEx Corp. president and chief executive officer. “As our team continues to work aggressively to address near-term headwinds, we’re meaningfully strengthening our business and customer experience, including delivering an outstanding peak.”

First quarter consolidated operating results were adversely impacted by global volume softness that accelerated in the final weeks of the quarter due to weakening economic conditions. In addition, results were negatively affected by service challenges at FedEx Express. Yield improvements, including fuel surcharge increases, more than offset the decline in volume, resulting in an increase in revenue for the quarter.

In response, the company implemented cost actions and continued its focus on yield management and revenue quality to mitigate the effect of volume declines. However,

the impact of cost actions lagged volume declines and operating expenses remained high relative to demand.

FedEx Express operating income declined 69% due to an 11% year-over-year reduction in global package and freight volume. The impact of cost actions lagged volume declines and operating expenses remained high relative to demand. These factors were partially offset by yield management actions, including higher fuel surcharges.

FedEx Ground operating income increased 3% primarily due to yield management actions, including higher fuel surcharges, and growth in FedEx Home Delivery. These factors were partially offset by higher operating expenses, primarily due to increased purchased transportation costs and other operating expenses.

FedEx Freight operating income increased 67%, driven by yield management actions, including higher fuel surcharges, partially offset by higher salaries and employee benefits and lower shipments.

Strategic Business Update

Fiscal 2023 Cost Reduction Initiatives

In order to align fiscal 2023 costs with demand due to a weaker-than-expected business environment, the company is prioritizing actions to quickly reduce costs.

In fiscal 2023, the company expects to generate total cost savings of $2.2-2.7 billion, including reduction in variable incentive compensation, compared to the company’s prior plan. In the first quarter, the company realized approximately $300 million of these savings and expects to realize approximately $700 million in savings in the second quarter.

Expected cost savings in fiscal 2023 will consist of:

•
$1.5-1.7 billion at FedEx Express, including reducing flight frequencies and temporarily parking aircraft;
•
$350-500 million at FedEx Ground, including closing select sort operations, suspending certain Sunday operations, and other linehaul expense actions; and
•
$350-500 million across shared and allocated overhead expenses, including reducing vendor utilization, deferring certain projects, and closing certain FedEx Office and corporate office locations.

Global Transformation Program

FedEx has also launched a comprehensive program in support of its “Deliver Today, Innovate for Tomorrow” strategy. In addition to the cost savings detailed above, by fiscal 2025 the company expects to generate approximately $4.0 billion in incremental annualized cost savings across its existing network, including:

•
Approximately $1.4 billion in FedEx Express operating expenses;
•
Approximately $1.1 billion in FedEx Ground operating expenses; and
•
Approximately $1.5 billion in shared and allocated overhead expenses.

In addition, the program is supporting initiatives to recognize approximately $2.0 billion in long-term benefits from the company’s network optimization strategy (Network 2.0).

“With the immediate focus on reducing fiscal 2023 costs, we are becoming a leaner and more focused company well positioned to create long-term value for our stockholders supported by our global transformation program,” concluded Subramaniam.

2023 Rate Increases

Effective January 2, 2023, FedEx Express, FedEx Ground, and FedEx Home Delivery rates will increase by an average of 6.9%. FedEx Freight rates will increase by an average of 6.9%-7.9% dependent on the customer’s transportation rate scale. Details related to these and additional changes to rates, surcharges, and fees are available at fedex.com/en-us/shipping/current-rates.html.

Outlook

As previously announced, FedEx forecasts:

•
Second quarter fiscal 2023 revenue of $23.5 to $24.0 billion;
•

Second quarter fiscal 2023 earnings per diluted share of $2.65 or greater, and earnings per diluted share excluding costs related to business optimization initiatives and business realignment activities of $2.75 or greater;
•
Anticipated capital spending for fiscal year 2023 of $6.3 billion; and

•
Repurchase of $1.5 billion of FedEx common stock during fiscal 2023. The company expects to repurchase $1.0 billion of FedEx common stock during the second quarter.

These forecasts assume the company’s current economic forecast and fuel price expectations, no additional COVID-19-related business restrictions, successful completion of the planned stock repurchases during the second quarter, and no additional adverse geopolitical developments. FedEx’s earnings per share forecast is based on current law and related regulations and guidance.

“I am confident the cost actions we’re implementing with urgency will enhance efficiency and drive improved profitability in support of our long-term financial targets,” said Michael C. Lenz, FedEx Corp. executive vice president and chief financial officer.

Corporate Overview

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenue of $95 billion, the company offers integrated business solutions through operating companies competing collectively, operating collaboratively and innovating digitally under the respected FedEx brand. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its nearly 550,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs, Form 8-Ks and Statistical Books. These materials, as well as a webcast of the earnings release conference call to be held at 5:30 p.m.
EDT on September 22, are available on the company’s website at investors.fedex.com. A replay of the conference call webcast will be posted on our website following the call.

The Investor Relations page of our website, investors.fedex.com, contains a significant amount of information about FedEx, including our Securities and Exchange Commission (SEC) filings and financial and other information for investors. The information that we post on our Investor Relations website could be deemed to be material information. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted.

Certain statements in this press release may be considered forward-looking statements, such as statements regarding expected cost savings, future financial targets, business strategies, management’s views with respect to future events and financial performance, and the assumptions underlying such targets, strategies, and statements. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate; our ability to meet our labor and purchased transportation needs while controlling related costs; a significant data breach or other disruption to our technology infrastructure; the continuing effect of the COVID-19 pandemic; anti-trade measures and additional changes in international trade policies and relations; the effect of any international conflicts or terrorist activities, including as a result of the current conflict between Russia and Ukraine; our ability to successfully implement our business strategy, effectively respond to changes in market dynamics, and achieve the anticipated benefits and associated cost savings of such strategies and actions, including our fiscal 2023 cost reduction initiatives and the global transformation program in support of our fiscal 2025 financial performance goals; our ability to achieve our fiscal 2025 financial performance goals; damage to our reputation or loss of brand equity; changes in the business or financial soundness of the U.S. Postal Service, including strategic changes to its operations to reduce its reliance on the air network of FedEx Express; changes in fuel prices or currency exchange rates, including significant increases in fuel prices as a result of the ongoing conflict between Russia and Ukraine and other geopolitical and regulatory developments; our ability to match capacity to shifting volume levels; the effect of intense competition; an increase in self-insurance accruals and expenses; our ability to effectively operate, integrate, leverage, and grow acquired businesses and realize the anticipated benefits of acquisitions and other strategic transactions; the future rate of e-commerce growth and our ability to successfully expand our e-commerce services portfolio; the timeline for recovery of passenger airline cargo capacity; evolving or new U.S. domestic or international laws and government regulations, policies, and actions; future guidance, regulations, interpretations, challenges, or judicial decisions related to our tax positions; legal challenges or changes related to service providers engaged by FedEx Ground and the drivers providing services on their behalf; our ability to quickly and effectively restore operations following adverse weather or a localized disaster or disturbance in a key geography; our ability to achieve our goal of carbon-neutral operations by 2040; and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and FedEx Corp.’s filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made. We do not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact: Jenny Robertson 901-434-4829

Investor Contact: Mickey Foster 901-818-7468

RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES

First Quarter Fiscal 2023 and Fiscal 2022 Results

The company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP” or “reported”). We have supplemented the reporting of our financial information determined in accordance with GAAP with certain non-GAAP (or “adjusted”) financial measures, including our adjusted first quarter fiscal 2023 and 2022 consolidated operating income and diluted earnings per share and adjusted first quarter fiscal 2023 and 2022 FedEx Express segment operating income. These financial measures have been adjusted to exclude the impact of the following items (as applicable):

•
Business optimization costs in fiscal 2023;
•
Business realignment costs in fiscal 2023 and 2022; and
•
TNT Express integration expenses incurred in fiscal 2022.

Costs related to business optimization initiatives and costs related to realignment activities in connection with the FedEx Express workforce reduction plan in Europe are excluded from our first quarter fiscal 2023 and 2022 consolidated and FedEx Express segment non-GAAP financial measures, as applicable, because they are unrelated to our core operating performance and to assist investors with assessing trends in our underlying businesses.

We incurred significant expenses through fiscal 2022 in connection with our integration of TNT Express. We have adjusted our first quarter fiscal 2022 consolidated and FedEx Express segment financial measures to exclude TNT Express integration expenses because we generally would not incur such expenses as part of our continuing operations. The integration expenses are predominantly incremental costs directly associated with the integration of TNT Express, including professional and legal fees and other operating expenses. Internal salaries and employee benefits are included only to the extent the individuals are assigned full-time to integration activities. The integration expenses do not include costs associated with our business realignment activities.

We believe these adjusted financial measures facilitate analysis and comparisons of our ongoing business operations because they exclude items that may not be indicative of, or are unrelated to, the company’s and our business segments’ core operating performance, and may assist investors with comparisons to prior periods and assessing trends in our underlying businesses. These adjustments are consistent with how management views our businesses. Management uses these non-GAAP financial measures in making financial, operating and planning decisions and evaluating the company’s and each business segment’s ongoing performance.

Our non-GAAP financial measures are intended to supplement and should be read together with, and are not an alternative or substitute for, and should not be considered superior to, our reported financial results. Accordingly, users of our financial statements should not place undue reliance on these non-GAAP financial measures. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. As required by SEC rules, the tables below present a reconciliation of our presented non-GAAP financial measures to the most directly comparable GAAP measures.

First Quarter Fiscal 2023

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share
GAAP measure	$1,191	5.1%	$279	$875	$3.33
Business optimization costs[3]	24	0.1%	6	19	0.07
Business realignment costs[4]	14	0.1%	3	11	0.04
Non-GAAP measure	$1,229	5.3%	$288	$905	$3.44

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$174	1.6%
Business realignment costs	14	0.1%
Non-GAAP measure	$188	1.7%

First Quarter Fiscal 2022

FedEx Corporation

	Operating		Income	Net	Diluted Earnings
Dollars in millions, except EPS	Income	Margin	Taxes[1]	Income[2]	Per Share[5]
GAAP measure	$1,398	6.4%	$345	$1,112	$4.09
Business realignment costs[4]	67	0.3%	15	52	0.19
TNT Express integration expenses[6]	29	0.1%	6	23	0.08
Non-GAAP measure	$1,494	6.8%	$366	$1,187	$4.37

FedEx Express Segment

	Operating
Dollars in millions	Income	Margin
GAAP measure	$567	5.2%
Business realignment costs	67	0.6%
TNT Express integration expenses	26	0.2%
Non-GAAP measure	$660	6.0%

Second Quarter Fiscal 2023 Earnings Per Share Forecast

Our second quarter fiscal 2023 earnings per share (EPS) forecast is a non-GAAP financial measure because it excludes estimated fiscal 2023 costs related to business optimization initiatives and business realignment activities. We do not expect to record mark-to-market retirement plan accounting adjustments during the second quarter of fiscal 2023.

We have provided this non-GAAP financial measure for the same reasons that were outlined above for historical non-GAAP measures. These items are excluded from our second quarter fiscal 2023 EPS forecast for the same reasons described above for historical non-GAAP measures. The table below outlines the impacts of these items on our second quarter fiscal 2023 EPS forecast.

Dollars in millions, except EPS	Adjustments	Diluted Earnings Per Share
Earnings per diluted share (GAAP)		$2.65

Business optimization costs	$25
Income tax effect[1]	(5)
Net of tax effect	$20	0.08

Business realignment costs	$7
Income tax effect[1]	(2)
Net of tax effect	$5	0.02

Earnings per diluted share with adjustments (non-GAAP)		$2.75

Notes:

1 – Income taxes are based on the company’s approximate statutory tax rates applicable to each transaction.

2 – Effect of “total other (expense) income” on net income amount not shown.

3 – These expenses were recognized at FedEx Corporate.

4 – These expenses were recognized at FedEx Express.

5 – Does not sum to total due to rounding.

6 – These expenses were recognized at FedEx Corporate and FedEx Express.

# # #

FEDEX CORP. FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2023

(In millions, except earnings per share)

(Unaudited)

	Three Months Ended August 31,
	2022	2021	Percent Change
Revenue:
FedEx Express segment	$11,127	$10,966	1
FedEx Ground segment	8,160	7,677	6
FedEx Freight segment	2,723	2,251	21
FedEx Services segment	70	35	100
Other and eliminations[1]	1,162	1,074	8
Total Revenue	23,242	22,003	6
Operating Expenses:
Salaries and employee benefits	7,859	7,776	1
Purchased transportation	5,767	5,659	2
Rentals	1,159	1,133	2
Depreciation and amortization	1,024	971	5
Fuel	1,822	1,009	81
Maintenance and repairs	904	869	4
Business realignment and optimization costs	38	67	(43)
Other	3,478	3,121	11
Total Operating Expenses	22,051	20,605	7
Operating Income:
FedEx Express segment	174	567	(69)
FedEx Ground segment	694	671	3
FedEx Freight segment	651	390	67
Corporate, other, and eliminations[1]	(328)	(230)	43
Total Operating Income	1,191	1,398	(15)
Other (Expense) Income:
Interest, net	(142)	(160)	(11)
Other retirement plans income	101	216	(53)
Other, net	4	3	33
Total Other Income	(37)	59	(163)
Income Before Income Taxes	1,154	1,457	(21)
Provision for Income Taxes	279	345	(19)
Net Income	$875	$1,112	(21)
Diluted Earnings Per Share	$3.33	$4.09	(19)
Weighted Average Common and
Common Equivalent Shares	262	271	(3)
Capital Expenditures	$1,284	$1,570	(18)

1 – Includes the FedEx Office, FedEx Logistics, and FedEx Dataworks operating segments.

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS

First Quarter Fiscal 2023

(In millions)

	August 31, 2022
	(Unaudited)	May 31, 2022
ASSETS
Current Assets
Cash and cash equivalents	$6,850	$6,897
Receivables, less allowances	11,055	11,863
Spare parts, supplies, and fuel, less allowances	647	637
Prepaid expenses and other	1,054	968
Total current assets	19,606	20,365
Property and Equipment, at Cost	76,712	75,275
Less accumulated depreciation and amortization	37,906	37,184
Net property and equipment	38,806	38,091
Other Long-Term Assets
Operating lease right-of-use assets, net	17,219	16,613
Goodwill	6,316	6,544
Other assets	3,879	4,381
Total other long-term assets	27,414	27,538
	$85,826	$85,994
LIABILITIES AND COMMON STOCKHOLDERS' INVESTMENT
Current Liabilities
Current portion of long-term debt	$139	$82
Accrued salaries and employee benefits	2,263	2,531
Accounts payable	4,167	4,030
Operating lease liabilities	2,470	2,443
Accrued expenses	4,726	5,188
Total current liabilities	13,765	14,274
Long-Term Debt, Less Current Portion	19,918	20,182
Other Long-Term Liabilities
Deferred income taxes	4,134	4,093
Pension, postretirement healthcare, and other benefit obligations	4,055	4,448
Self-insurance accruals	3,042	2,889
Operating lease liabilities	15,118	14,487
Other liabilities	654	682
Total other long-term liabilities	27,003	26,599
Commitments and Contingencies
Common Stockholders' Investment
Common stock, $0.10 par value, 800 million shares authorized	32	32
Additional paid-in capital	3,751	3,712
Retained earnings	33,060	32,782
Accumulated other comprehensive loss	(1,314)	(1,103)
Treasury stock, at cost	(10,389)	(10,484)
Total common stockholders' investment	25,140	24,939
	$85,826	$85,994

FEDEX CORP. CONDENSED CONSOLIDATED

STATEMENTS OF CASH FLOWS

First Quarter Fiscal 2023

(In millions)

(Unaudited)

	Three Months Ended August 31,
	2022	2021
Operating Activities:
Net income	$875	$1,112
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	1,024	971
Other, net	1,073	1,106
Changes in operating assets and liabilities, net	(1,365)	(1,105)
Net cash provided by operating activities	1,607	2,084
Investing Activities:
Capital expenditures	(1,284)	(1,570)
Purchase of investments	(35)	—
Proceeds from asset dispositions and other	10	20
Net cash used in investing activities	(1,309)	(1,550)
Financing Activities:
Principal payments on debt	(29)	(64)
Proceeds from stock issuances	81	84
Dividends paid	(299)	(200)
Purchase of treasury stock	—	(549)
Other, net	—	(1)
Cash used in financing activities	(247)	(730)
Effect of exchange rate changes on cash	(98)	(38)
Net decrease in cash and cash equivalents	(47)	(234)
Cash and cash equivalents at beginning of period	6,897	7,087
Cash and cash equivalents at end of period	$6,850	$6,853

FEDEX EXPRESS SEGMENT FINANCIAL HIGHLIGHTS

First Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31,
	2022	2021	Percent Change
Revenue:
Package Revenue:
U.S. Overnight Box	$2,316	$2,170	7
U.S. Overnight Envelope	525	482	9
Total U.S. Overnight	2,841	2,652	7
U.S. Deferred	1,287	1,231	5
Total U.S. Package Revenue	4,128	3,883	6
International Priority	2,897	2,839	2
International Economy	707	669	6
Total International Export Package	3,604	3,508	3
International Domestic[1]	974	1,114	(13)
Total Package Revenue	8,706	8,505	2
Freight Revenue:
U.S.	796	775	3
International Priority	888	873	2
International Economy	377	414	(9)
International Airfreight	41	47	(13)
Total Freight Revenue	2,102	2,109	—
Other Revenue	319	352	(9)
Total Express Revenue	$11,127	$10,966	1
Operating Expenses:
Salaries and employee benefits	4,050	4,084	(1)
Purchased transportation	1,478	1,551	(5)
Rentals and landing fees	577	635	(9)
Depreciation and amortization	513	492	4
Fuel	1,584	868	82
Maintenance and repairs	562	573	(2)
Business realignment and optimization costs	14	67	(79)
Intercompany charges	484	508	(5)
Other	1,691	1,621	4
Total Operating Expenses	10,953	10,399	5
Operating Income	$174	$567	(69)
Operating Margin	1.6%	5.2%	(3.6 pts)

1 – International Domestic revenue relates to international intra-country operations.

FEDEX EXPRESS SEGMENT OPERATING HIGHLIGHTS

First Quarter Fiscal 2023

(Unaudited)

	Three Months Ended August 31,
	2022	2021	Percent Change
PACKAGE STATISTICS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,285	1,413	(9)
U.S. Overnight Envelope	485	514	(6)
Total U.S. Overnight Package	1,770	1,927	(8)
U.S. Deferred	1,070	1,251	(14)
Total U.S. Domestic Package	2,840	3,178	(11)
International Priority	700	771	(9)
International Economy	260	263	(1)
Total International Export Package	960	1,034	(7)
International Domestic[1]	1,706	2,004	(15)
Total Average Daily Packages	5,506	6,216	(11)
Yield (Revenue Per Package):
U.S. Overnight Box	$27.73	$23.62	17
U.S. Overnight Envelope	16.64	14.42	15
U.S. Overnight Composite	24.70	21.17	17
U.S. Deferred	18.50	15.14	22
U.S. Domestic Composite	22.36	18.79	19
International Priority	63.72	56.64	13
International Economy	41.81	39.10	7
Total International Export Composite	57.78	52.18	11
International Domestic[1]	8.78	8.56	3
Composite Package Yield	$24.33	$21.05	16
FREIGHT STATISTICS
Average Daily Freight Pounds (000s):
U.S.	7,313	8,040	(9)
International Priority	6,042	6,594	(8)
International Economy	10,211	11,683	(13)
International Airfreight	956	1,227	(22)
Total Avg Daily Freight Pounds	24,522	27,544	(11)
Revenue Per Freight Pound:
U.S.	$1.68	$1.48	14
International Priority	2.26	2.04	11
International Economy	0.57	0.55	4
International Airfreight	0.66	0.60	10
Composite Freight Yield	$1.32	$1.18	12
Operating Weekdays	65	65	—

1 – International Domestic statistics relate to international intra-country operations.

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31,
	2022	2021	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$8,160	$7,677	6
Operating Expenses:
Salaries and employee benefits	1,637	1,613	1
Purchased transportation	3,713	3,503	6
Rentals	390	318	23
Depreciation and amortization	246	226	9
Fuel	9	6	50
Maintenance and repairs	155	136	14
Intercompany charges	490	491	—
Other	826	713	16
Total Operating Expenses	7,466	7,006	7
Operating Income	$694	$671	3
Operating Margin	8.5%	8.7%	(0.2 pts)

OPERATING STATISTICS
Ground Commercial Operating Weekdays	65	66	(2)
Home Delivery and Economy Operating Days	91	91	—
Average Daily Package Volume (000s)[1]:
Ground Commercial	4,368	4,425	(1)
Home Delivery	3,912	3,747	4
Economy	730	1,164	(37)
Total Average Daily Package Volume	9,010	9,336	(3)
Yield (Revenue Per Package)	$11.48	$10.29	12

1 – FedEx Ground Commercial average daily package volume is calculated on a 5-day-per-week basis, while Home Delivery and Economy average daily package volumes are calculated on a 7-day-per-week basis.

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS

First Quarter Fiscal 2023

(Dollars in millions)

(Unaudited)

	Three Months Ended August 31,
	2022	2021	Percent Change
FINANCIAL HIGHLIGHTS
Revenue	$2,723	$2,251	21
Operating Expenses:
Salaries and employee benefits	1,059	988	7
Purchased transportation	221	239	(8)
Rentals	65	59	10
Depreciation and amortization	106	99	7
Fuel	228	135	69
Maintenance and repairs	80	63	27
Intercompany charges	132	126	5
Other	181	152	19
Total Operating Expenses	2,072	1,861	11
Operating Income	$651	$390	67
Operating Margin	23.9%	17.3%	6.6 pts

OPERATING STATISTICS
Operating Weekdays	65	65	—
Average Daily Shipments (000s):
Priority	76.2	80.3	(5)
Economy	32.1	33.5	(4)
Total Average Daily Shipments	108.3	113.8	(5)
Weight Per Shipment (lbs):
Priority	1,054	1,085	(3)
Economy	938	938	—
Composite Weight Per Shipment	1,020	1,041	(2)
Revenue/Shipment:
Priority	$369.60	$290.92	27
Economy	423.59	333.02	27
Composite Revenue/Shipment	$385.61	$303.32	27
Revenue/CWT:
Priority	$35.06	$26.82	31
Economy	45.16	35.50	27
Composite Revenue/CWT	$37.82	$29.13	30